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                                                                      EXHIBIT 99


                           E4L, INC. AND BUYITNOW.COM
                      FORM NEW GLOBAL E-COMMERCE SUPERSTORE

LOS ANGELES, CA - May 5, 1999 - E4L, Inc. (NYSE: ETV) today announced that it has signed a letter of intent with BuyItNow, Inc. to jointly form a new company dedicated to global electronic commerce.

The new entity will include BuyItNow.com, a multi-category Internet e-tailer featuring eight individually-branded, product-specialized stores, owned by BuyItNow and found online at WWW.BUYITNOW.COM, e4L, Inc. will contribute: (i) branding and promotions within e4L television and radio media and packages sent to its two million customers; (ii) its online revenues from the sale of its "As seen on TV" products (found at WWW.E4L.COM), (iii) a commitment for up to $10 million of additional financing; and (iv) executive management expertise. Additional electronic commerce assets through mergers, acquisitions, and strategic joint ventures are planned for the new entity, which will operate under the BuyItNow -Registered Trademark- brand and will be managed by the current BuyItNow team.

It is contemplated that e4L will own a majority interest in the new company. E4L and BuyItNow anticipate that one or more strategic partners will contribute additional assets in the near future, for which it or they would receive an ownership interest in the new company.

The new entity will consider making shares available through an initial public offering at a later date, provided market conditions remain favorable. At such time, e4L anticipates that e4L shareholders could receive a to-be-determined number of shares in the new company as a dividend.

Stephen C. Lehman, Chairman and Chief Executive Officer of e4L, Inc. said, "This is a very significant step toward unlocking the value of e4L's television, radio, and Internet infrastructure as a driver of e-commerce. The new company -as a "pure play" electronic commerce and Internet company, backed by e4L's leveraged media and powerful marketing and branding capability - will be a major player in the new world of e-tailing.

"BuyItNow.com has built an infrastructure that superserves its customers and allows them to chat live online with the separate store managers and customer service specialists," said Mr. Lehman. "BuyItNow is already one of the most comprehensive e-tailing sites and is ramping its infrastructure and customer base at a tremendous pace. Its spectacular e-commerce platform, combined with e4L's leverage of $120 million in U.S. television media and $80 million in international media, will make BuyItNow.com the destination of choice for online shoppers."

Anthony Link, President and Chief Executive Officer of BuyItNow, Inc., said, "The key to success for e-commerce Websites is 'branding, branding, branding'. Consumer awareness is absolutely crucial to attracting shoppers and no other company can match e4L's media leverage and ability to drive a brand. E4L's direct response television already reaches every television household in America and almost a billion people throughout the world. E4L will globally brand BuyItNow by inserting promotions into e4L's current television, radio, and Internet infrastructure.

Mr. Link continued, "Obviously, as we successfully developed BuyItNow.com, our first inclination was to immediately pursue an initial public offering. But we quickly recognized that e4L can so turbocharge BuyItNow.com, that it became more compelling for us to defer the initial offering while the new company achieves the brand awareness that e4L can provide. We look forward to joining Steve Lehman and his team in making BuyItNow.com the leading Website for consumers."

BuyItNow.com features thousands of brand name products as well as unique, hard-to-find items in a "WebPlaza" -Registered Trademark- concept. It is particularly acclaimed for its customer-friendly online experience, which includes "store managers" or "e-reps" who are highly-trained product specialists to find and explain products; specialists in computer hardware, software and the Internet to help with any online shopping problems; and fast turnaround of customer delivery. BuyItNow offers money-back guaranteed low prices, 100% satisfaction, and on-line security. The "stores" in its virtual shopping center include:

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  -    ElectronicCentral.com (cameras, security systems, stereos, etc.)   -
 ForAKid.com (arts and crafts, preschool, stuffed animals, toys, etc.)   -
ForTheKitchen.com (bakeware, cookbooks, cutlery, gourmet gadgets, etc.)   -
 Gift-O-Rama.com (cigars, collector items, games, personal care, etc)   -
HouseDecor.com (candles, Christmas, clocks, lamps, vases, etc.)   -
OutsideLiving.com (barbecues, landscaping tools, furniture, etc.)   -
Tooling Around (automotive, cordless tools, power tools, etc.)   -
YourHomeCenter.com (bath fixtures, ceiling fans, heaters, lighting, etc.)

The transaction between e4L, Inc. and BuyItNow is subject to execution of a definitive agreement, approval of the BuyItNow shareholders, and regulatory approvals.

BT Alex. Brown Incorporated served as financial advisor to the new entity.

E4L, Inc., the world's largest publicly held direct response television company, sells consumer products via television, radio and the Internet. The Company uses this multimedia infrastructure to leverage its e-commerce platform. E4L broadcasts more than 3,000 half hours of programming each week throughout the world, reaches 100% of television homes in the United States, brings its programming to more than 370 million television households in more than 70 countries worldwide, and provides video programming and shopping over the Internet. Some of its most recent infomercial products are described at its home page - WWW.E4L.COM; its infomercials can be viewed online at WWW.BROADCAST.COM/SHOPPING/; and e4L's membership-based buying service offering 800,000 products over the Internet can be found at WWW.EVERYTHING4LESS.COM . E4L simulcasts its Everything4Less Show over radio and the Internet, where the Show is viewed and heard on a real time basis at WWW.BROADCAST.COM/SHOPPING/.

This press release contains forward-looking statement regarding potential future events and developments affecting the business of the Company. The Company wishes to take advantage of certain "safe harbor" provisions regarding forward-looking statements. Examples of forward-looking statements include, but are not limited to, (i) projections of revenues, income or loss, profitability, earnings or loss per share and other financial indicators,
(ii) statements of plans or objectives of the Company's management or Board of Directors and (iii) other statements about the Company or the direct response or electronic commerce industries.

The Company's ability to predict projected results or the effect of certain events on the Company's results of operations is inherently uncertain. Therefore the Company wishes to caution each reader of this release to carefully consider certain factors, including competition for customers, media pricing and access, market conditions regarding buyers and sellers of media, the potential effect of litigation involving the Company, the risks of doing business in the U.S. and the international marketplace, issues related to entering new markets and the electronic commerce industry, the inherent difficulty in identifying successful products, locating efficient suppliers of such products and bringing such products to market in a timely fashion, the uncertainty of the marketplace for initial public offerings and/or for mergers and acquisitions, and other factors, each of which could affect the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein. For a description of additional risks and uncertainties, please refer to the Company's filings with the Securities and Exchange Commission; including the Company's Annual report and Quarterly Reports.

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Contact:  Bruce Goodman                                 Claudia de Llano
818.461.6510                                            818.461.6467
BRUCE.GOODMAN@E4L.COM
CLAUDIA.DELLANO@E4L.COM

Contact:  Marcellus Taylor 918.294.6000 MTAYLOR@BUYITNOW.COM
[To request previous press releases on e4L, Inc. or an investors package, please contact Suzanne Flaig at (818) 461-6461.]